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                                   SCHEDULE 2

                       WORLDWIDE NETWORK OF SUBCUSTODIANS


COUNTRY                            SUBCUSTODIAN
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Argentina                          Banco Rio de La Plata
Australia                          National Australia Bank Limited
Austria                            Bank Austria AG
Bahrain                            HSBC Bank Middle East
Bangladesh                         Standard Chartered Bank PLC
Belgium                            Banque Bruxelles Lambert
Benin                              Societe Generale de Banques en Cote d'lvoire
Bermuda                            Bank of Bermuda Limited
Bolivia                            Citibank, N.A.
Botswana                           Barclays Bank of Botswana Ltd.
Brazil                             BankBoston, N.A.
Bulgaria                           ING Bank
Burkina Faso                       Societe Generale de Banques en Cote d'lvoire
Canada                             Royal Bank of Canada
Chile                              BankBoston, N.A.
China                              The Standard Chartered Bank
Colombia                           Cititrust Colombia S.A.
Costa Rica                         Banco BCT
Croatia                            Privredna Banka Zabreb d.d.
Cyprus                             Bank of Cyprus
Czech Republic                     Ceskoslovenska Obchodni Banka A.S.
Denmark                            Danske Bank
Ecuador                            Citibank, N.A.
Egypt                              Citibank, N.A.
Estonia                            Hansabank, Ltd.
Euromarket                         Clearstream
Euromarket                         Euroclear
Finland                            Nordea Bank Finland plc
France                             BNP Paribas Securities Services/Credit Agricole Indosuez
Germany                            Dresdner Bank AG
Ghana                              Barclays Bank of Ghana Ltd.
Greece                             BNP Paribas Securities Services
Guinea Bissau                      Societe Generale de Banques en Cote d'lvoire
Hong Kong                          The Hongkong and Shanghai Banking Corporation Limited
Hungary                            HVB Bank Hungary Rt.
Iceland                            Landsbanki Islands
India                              The Hongkong and Shanghai Banking Corporation Limited/Deutsche Bank AG
Indonesia                          The Hongkong and Shanghai Banking Corporation Limited
Ireland                            AIB/BNY Trust Company Limited
Israel                             Bank Leumi Le-Israel B.M.
Italy                              IntesaBCI S.p.A./BNP Paribas Securities Services
Ivory Coast                        Societe Generale de Banques en Cote d'lvoire - Abidjian
Jamaica                            CIBC Trust & Merchant Bank Jamaica Ltd.
Japan                              The Bank of Tokyo-Mitsubishi Limited/Mizuho Corporate Bank, Limited
Jordan                             HSBC Bank Middle East
Kazakhstan                         ABN/AMRO
Kenya                              Barclays Bank of Kenya Limited
Latvia                             Hansabanka Limited
Lebanon                            HSBC Bank Middle East
Lithuania                          Vilniaus Bankas
Luxembourg                         Banque et Caisse d'Epargne de L'Etat Luxembourg
Malaysia                           HongKong Bank Malaysia Berhad
Mali                               Societe Generale de Banques en Cote d'lvoire
Malta                              HSBC Bank Malta p.l.c.
Mauritius                          Hongkong and Shanghai Banking Corp.
Mexico                             Banco Nacional de Mexico
Morocco                            Banque Commerciale du Maroc
Namibia                            Stanbic Bank Namibia Limited
NASDAQ Europe                      Banque Bruxelles Lambert
Netherlands                        Fortis Bank (Nederland) N.V.
New Zealand                        National Australia Bank Ltd. (National Nominees Limited)
Niger                              Societe Generale de Banques en Cote d'lvoire
Nigeria                            Stanbic Bank Nigeria Limited
Norway                             Den norske Bank ASA
Oman                               HSBC Bank Middle East
Pakistan                           Standard Chartered Bank
Palestinian Autonomous Area        HSBC Bank Middle East, Ramallah
Panama                             BankBoston, N.A.
Peru                               Citibank, N.A.
Philippines                        The Hongkong and Shanghai Banking Corporation, Limited
Poland                             Bank Handlowy w Warszawie S.A.
Portugal                           Banco Comercial Portugues, S.A.
Qatar                              HSBC Bank Middle East, Doha
Romania                            ING Bank
Russia                             Credit Suisse First Boston AO/
                                   Vneshtorgbanke (MinFin Bonds only)
Senegal                            Societe Generale de Banques en Cote d'lvoire
Singapore                          United Overseas Bank Limited/Development Bank of Singapore Ltd.
Slovakia                           Ceskoslovenska Obchodni Banka, A.S. Bratislava
Slovenia                           Bank Austria Creditanstalt d.d. Ljubljana
South Africa                       Standard Bank of South Africa Limited
South Korea                        Standard Chartered Bank
Spain                              Banco Bilbao Vizcaya Argentaria SA/Banco Santander Central Hispano
Sri Lanka                          Standard Chartered Bank
Swaziland                          Standard Bank Swaziland Limited
Sweden                             Skandinaviska Enskilda Banken
Switzerland                        Credit Suisse First Boston
Taiwan                             The Hongkong and Shanghai Banking Corporation, Limited
Thailand                           Standard Chartered Bank/Bangkok Bank Public Company Ltd.
Togo                               Societe Generale de Banques en Cote d'lvoire
Trinidad & Tobago                  Republic Bank Limited
Tunisia                            Banque Internationale Arabe de Tunisie
Turkey                             Garanti Bank
U.A.E.                             HSBC Bank Middle East, Dubai
Ukraine                            ING Bank
United Kingdom                     The Bank of New York/The Depository & Clearing Centre
United States                      The Bank of New York
Uruguay                            BankBoston, N.A.
Venezuela                          Citibank, N.A.
Vietnam                            The Hongkong and Shanghai Banking Corporation, Limited
Zambia                             Barclays Bank of Zambia Limited
Zimbabwe                           Barclays Bank of Zimbabwe Limited

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Rev. 04-25-02